UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 17, 2009

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 10, 2009, Wonder Auto Technology, Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Piper Jaffray & Co., Jefferies & Company, Inc. and Oppenheimer & Co. Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell 6,000,000 shares (the “Firm Shares”) of its common stock, $0.0001 par value per share (the “Common Stock”), to the Underwriters at a price of $10.2125 per share in an underwritten public offering (the “Offering”).  As part of the Offering, the Company has granted the Underwriters a 30-day option to purchase an additional 900,000 shares of Common Stock on the same terms and conditions.  The Company completed the sale of the Firm Shares on November 16, 2009.

The Offering is being made under the Company’s Shelf Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333-161358), filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2009 (declared effective August 21, 2009), including a base prospectus included therein and a final prospectus supplement filed with the SEC on November 12, 2009.

The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with the Registration Statement and are incorporated therein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

 (d)         Exhibits.

Number	Description

1.1
Purchase Agreement, dated November 10, 2009, by and among the registrant and Piper Jaffray & Co., Jefferies & Company, Inc. and Oppenheimer & Co. Inc., as the representatives of the several underwriters named therein.

5.1	Opinion of Holland & Hart LLP

23.1	Consent of Holland & Hart LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: November 17, 2009

/s/ Qingjie Zhao
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1
Purchase Agreement, dated November 10, 2009, by and among the registrant and Piper Jaffray & Co., Jefferies & Company, Inc. and Oppenheimer & Co. Inc., as the representatives of the several underwriters named therein.

5.1	Opinion of Holland & Hart LLP

23.1	Consent of Holland & Hart LLP (included as part of Exhibit 5.1)